UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 17, 2009

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2009, Yongye International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (“Roth” ) and Oppenheimer & Co. Inc. (“OPCO” and together with Roth, the “Underwriters”) related to a public offering of 8,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $7.50 per share, less a 5% underwriting commission. Pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an aggregate of 1,200,000 additional shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended and supplemented (Registration Statement No. 333-163388), filed with the United States Securities and Exchange Commission and as disclosed in a prospectus supplement dated December 17, 2009 (the “Prospectus Supplement”) previously filed with the Securities and Exchange Commission. The public offering and sale contemplated by the Underwriting Agreement will be completed on or about December 22, 2009. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On December 17, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report.  The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Prior to the public announcement of the transaction and the commencement of solicitation of retail investors, the Company conducted meetings with numerous institutional investors that had previously agreed to maintain the confidentiality of the transaction and the information the Company supplied them to evaluate participation in the offering.  A copy of the materials the Company supplied them (the “Investor Presentation”) is attached hereto as Exhibit 99.2.  Incorporated by reference in the Prospectus Supplement and included in the Investor Presentation are financial data relating to the Company’s income from operations in 2007 and 2006 of $4.9 million and $0.5 million, respectively.  In the Prospectus Supplement, however, such figures were incorrectly stated as $6.7 million and $1.0 million, respectively.  Had such figures been correctly presented, the statements regarding the Company’s growth rate in income from operations appearing on page S-3 would have read as follows: Income from operations increased 280% in 2008 to $13.7 million compared to $4.9 million in 2007 and 2,740% compared to $0.5 million in 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

1.1	Underwriting Agreement dated December 17, 2009

99.1	Press Release dated December 17, 2009

99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE INTERNATIONAL, INC.

By:	/s/ Zishen Wu
Name:	Zishen Wu
Title:	Chairman, President
Dated: December 17, 2009